UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2025

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange
6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	TRTX PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2025, TPG RE Finance Trust, Inc. (the “Company”) announced that Robert (“Bob”) R. Foley, the Company’s chief financial officer, has decided to retire from TPG Inc., a Delaware corporation (“TPG”), at the end of the year. Mr. Foley will become a senior advisor to TPG’s real estate credit business and transition his day-to-day duties to Brandon Fox, the Company’s chief accounting officer, who will assume the role of interim chief financial officer of the Company, effective October 1, 2025.

Brandon Fox, age 46, has served as the Company’s chief accounting officer since January 2022. Mr. Fox has also served as the chief financial officer of TPG Real Estate Partners since July 2022 and as a managing director of TPG since January 2023. Mr. Fox served as a principal of TPG from June 2021 to January 2023. From December 2019 to June 2021, Mr. Fox was the head of corporate accounting for Oaktree Capital Management, L.P. (NYSE: OAK-PA; OAK-PB), where he was responsible for management company accounting, assets under management, accounting policy and financial reporting requirements of the firm. From July 2018 to December 2019, Mr. Fox was a senior director in TPG’s business unit finance department and from May 2017 to July 2018, Mr. Fox was a director in TPG’s financial reporting and accounting policy department. From December 2007 to May 2017, Mr. Fox served in various accounting, financial planning and analysis, and capital markets related roles at Healthpeak Properties, Inc. (NYSE: DOC) (formerly HCP, Inc.). Mr. Fox received an MBA with concentrations in corporate finance and strategy from the University of Chicago Booth School of Business and BS degrees in accountancy and information systems from California State University Long Beach. He is a Certified Public Accountant (inactive) licensed in California.

Item 7.01	Regulation FD Disclosure.

On September 15, 2025, the Company issued a press release (the “press release”) announcing Mr. Foley’s retirement and the appointment of Mr. Fox as the Company’s interim chief financial officer, effective October 1, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 15, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE Finance Trust, Inc.

By:	/s/ Doug Bouquard
Name:	Doug Bouquard
Title:	Chief Executive Officer

Date: September 15, 2025